EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2020-GC47 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, KeyBank National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the PCI Pharma Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the PCI Pharma Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the PCI Pharma Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the PCI Pharma Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the PCI Pharma Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the PCI Pharma Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan prior to September 18, 2023, 3650 REIT Loan Servicing LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan on and after September 18, 2023, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Midland Atlantic Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Midland Atlantic Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Midland Atlantic Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Midland Atlantic Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Midland Atlantic Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Midland Atlantic Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 525 Market Street Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 525 Market Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 525 Market Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 525 Market Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 525 Market Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 525 Market Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Towers Buildings A, B & C Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Moffett Towers Buildings A, B & C Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers Buildings A, B & C Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers Buildings A, B & C Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Towers Buildings A, B & C Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers Buildings A, B & C Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 555 10th Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 555 10th Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 555 10th Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 555 10th Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 555 10th Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the City National Plaza Mortgage Loan, KeyBank National Association, as Special Servicer for the City National Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the City National Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the City National Plaza Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the City National Plaza Mortgage Loan.

Dated: March 18, 2024

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)